As filed with the Securities and Exchange Commission on January 11, 2011
Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	34-0514850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333
(Address of Principal Executive Offices)	(Zip Code)
A. Schulman, Inc. 2010 Value Creation Rewards Plan
(Full title of the plan)

David C. Minc, Esq.	Copy to:
Vice President, Chief Legal Officer and Secretary A. Schulman, Inc. 3550 West Market Street Akron, Ohio 44333 (Name and address of agent for service)	J. Bret Treier, Esq. Vorys, Sater, Seymour and Pease LLP 106 South Main Street, Suite 1100 Akron, Ohio 44308
(330) 666-3751
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share (2)	price (2)	registration fee
Common Stock, $1.00 par value	1,375,000 (1)	$20.23	$27,816,250	$3,229.47

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also registers such additional shares of common stock that becomes available pursuant to the A. Schulman, Inc. 2010 Value Creation Rewards Plan in order to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and computed on the basis of $20.23, which is the average of the high and low prices for a share of common stock of A. Schulman, Inc., as reported on the NASDAQ Global Select Market on January 6, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the A. Schulman, Inc. 2010 Value Creation Rewards Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Commission allows A. Schulman, Inc. (“the Registrant”) to “incorporate by reference” in this Registration Statement the information in the documents that the Registrant files with the Commission, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Registration Statement. The following documents, filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:
•	the Annual Report on Form 10-K of the Registrant for the fiscal year ended August 31, 2010, filed with the Commission on October 26, 2010;

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended November 30, 2010, filed with the Commission on January 5, 2011;

•	the Current Reports on Form 8-K filed by the Registrant with the Commission on October 18, 2010, October 19, 2010, and December 10, 2010; and

•	the description of the Registrant’s common stock, $1.00 par value (the “Common Stock”), contained in the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on December 22, 2009.
     All documents which may be filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished to the Commission by the Registrant under any Current Report on Form 8-K shall not be incorporated by reference into this Registration Statement.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses that such officer or director actually and reasonably incurred.
     Article THIRTEENTH of the Amended and Restated Certificate of Incorporation and Section 1 of Article VI of the Amended and Restated By-Laws of the Registrant provide that each person who is or was a director, officer, employee or agent of the Registrant shall be indemnified by the Registrant against expenses (including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being, or having been, a director, officer, employee or agent of the Registrant to the full extent permitted by the Delaware General Corporation Law as then in effect, upon such determination having been made as to his good faith and conduct as is required by the Delaware General Corporation Law as then in effect or, with respect to any criminal action or proceeding, upon such determination that he did not have reasonable cause to believe that his action was unlawful as is required by the Delaware General Corporation Law as then in effect. Section 3 of Article VI of the Amended and Restated By-Laws provides that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately shall be determined that he is not entitled to be indemnified by the Registrant.
     The Registrant has purchased and maintains liability insurance policies that insure the Registrant’s directors and officers against certain liabilities that might be incurred by reason of their positions as directors and officers.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     See the Index to Exhibits attached hereto and beginning on page 7.

Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on January 11, 2011.

A. Schulman, Inc.
By:	/s/ Joseph M. Gingo
Joseph M. Gingo, Chairman, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 11, 2011.

Signature	Title

/s/ Joseph M. Gingo Joseph M. Gingo	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul F. DeSantis Paul F. DeSantis	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Eugene R. Allspach* Eugene R. Allspach	Director

/s/ Gregory T. Barmore* Gregory T. Barmore	Director

/s/ David G. Birney* David G. Birney	Director

/s/ Howard R. Curd* Howard R. Curd	Director

/s/ Michael A. McManus, Jr.* Michael A. McManus, Jr.	Director

/s/ Lee D. Meyer* Lee D. Meyer	Director

/s/ James A. Mitarotonda* James A. Mitarotonda	Director

/s/ Ernest J. Novak, Jr.* Ernest J. Novak, Jr.	Director

/s/ Irvin D. Reid* Irvin D. Reid	Director

/s/ John B. Yasinsky* John B. Yasinsky	Director

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney are filed with this Registration Statement on Form S-8 as Exhibit 24.1.

/s/ Joseph M. Gingo	Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009 filed with the Commission on October 26, 2009).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 19, 2009).

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant (filed herewith).

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included as part of its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (filed herewith).

99.1	A. Schulman, Inc. 2010 Value Creation Rewards Plan (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 10, 2010).